Exhibit 99.2

Investor Presentation October 2021 REALTY GROWTH NYSE: CTO

© CTO Realty Growth, Inc. | ctoreit.com Company Profile 2 As of September 30, 2021, or as otherwise noted; any differences a result of rounding. (1) Based on monthly Contractual Base Rent (“CBR”), which represents the amount owed to the Company under the terms of its lease agreements in each respective month. (2) Calculated on 2,039,644 common shares and partnership units CTO owns in PINE and PINE’s September 30, 2021, closing stock price. (3) Calculated on 5,960,912 shares outstanding as of September 30, 2021. (4) Calculated on 3,000,000 Series A Preferred shares outstanding as of September 30, 2021, and a par value of $25.00 per share. (5) Includes the effects of cash, cash equivalents, restricted cash and outstanding borrowings as of September 30, 2021. $37M INVESTMENT IN ALPINE INCOME PROPERTY TRUST(2) $4.10 – $4.20 AFFO PER SHARE GUIDANCE RANGE 19 2.2M $43M PROPERTIES SQUARE FEET IN-PLACE NET OPERATING INCOME 100% Q3 2021 RENT COLLECTION(1) Q3 2021 ANNUALIZED DIVIDEND $4.00/share 7.4% CURRENT ANNUALIZED DIVIDEND YIELD THE STRAND, JACKSONVILLE, FL THE SHOPS AT LEGACY, PLANO, TX $320M $236M $556M EQUITY MARKET CAP(3) OUTSTANDING DEBT TOTAL ENTERPRISE VALUE (Net of Cash)(5) SERIES A PREFERRED(4) $75M

© CTO Realty Growth, Inc. | ctoreit.com Key Takeaways 3 Significant Discount to the Peer Group Meaningful potential upside in valuation as CTO has one of the lowest 2022E FFO multiple of its retail and diversified peer group. Earnings Growth Through Capital Recycling Strong, long-term track record of monetizing assets at favorable net investment spreads to drive accretive earnings growth and attractive risk-adjusted returns. Attractive Dividend and Improving Payout Ratio CTO pays a $1.00 quarterly cash dividend, representing a 7.4% in-place annualized yield and a quickly improving AFFO payout ratio driven by the monetization and reinvestment of low cap rate, single tenant properties and non-income producing assets. Differentiated Investment Strategy Diversified, retail-based investment strategy focused on value-add properties with strong real estate fundamentals in growing markets that can be acquired at meaningful discounts to replacement cost. High-Quality Portfolio in Faster Growing, Business Friendly Locations with Operational Upside Recently constructed real estate portfolio with a durable, stable tenant base located in faster growing, business friendly states such as Florida, Texas and Georgia, and with acquired vacancy that represents notable leasing and/or repositioning upside. Profitable External Investment Management External management of Alpine Income Property Trust, Inc. (NYSE: PINE), a high-growth, publicly traded, single tenant net lease REIT, provides excellent in-place cash flow and significant upside through the CTO’s 16% retained ownership position. Conservative Balance Sheet Balance sheet with ample liquidity, no near-term debt maturities and a demonstrated access to multiple capital sources provides financial stability and flexibility. As of September 30, 2021, or as otherwise noted.

© CTO Realty Growth, Inc. | ctoreit.com Year-to-Date 2021 Highlights 4 Accretive Investment Activity ▪ Under contract to sell the remaining land in the Daytona Beach Land Joint Venture for $66.2 million; total net proceeds to CTO expected to be $25.6 million before taxes ▪ Acquired 3 properties for $111.0 million at an 8.5% weighted-average going-in cash cap rate in submarkets of Salt Lake City, UT; Las Vegas, NV; and Dallas, TX ▪ Sold 14 properties (13 single tenant) for $140.8 million at a 6.0% weighted-average exit cap rate ▪ Sold 39,000 acres of subsurface interests for $3.5 million ▪ Strategically acquired our joint venture partner’s 70% interest in the Mitigation Bank JV for a payment of $16.1 million, net of available cash ▪ Non-cash, unrealized gain of $6.9 million on the mark-to-market of the investment in PINE Attractive and Well-Performing Portfolio ▪ Collected an average of 100% of Contractual Base Rents for the first nine months of 2021 ▪ Signed 370,100 SF of new leases, extensions and renewals ▪ 90% occupied portfolio in high-growth, business friendly markets, with increasing occupancy to be driven by recent leasing activity ▪ 90% of Annualized Base Rent comes from metropolitan statistical areas with more than one million people Strong Financial Performance ▪ Reported Q3 2021 AFFO per share of $1.09 and year-to-date Q3 2021 AFFO per share of $3.12 ▪ Completed inaugural perpetual preferred 6.375% Series A equity issuance in July 2021, for net proceeds of $72.4 million ▪ Originated a new 5-year, $65 million term (Q1 $50 million; Q2 $15 million) loan at an initial interest rate of 1.70% ▪ Announced and paid a $1.00 per common share regular quarterly cash dividend for Q1 2021, Q2 2021 and Q3 2021, respectively ▪ Announced and paid a pro-rated $0.3763 per share Series A Preferred quarterly cash dividend for Q3 2021 As of September 30, 2021, or as otherwise noted; any differences a result of rounding.

© CTO Realty Growth, Inc. | ctoreit.com Diversified Investment Strategy 5 CTO is a diversified real estate investment strategy focused on owning, operating and investing in retail-based real estate, directly and through investment management structures Multi-Tenant Asset Strategy ▪ Focused on retail-based multi-tenanted assets that have a lifestyle or community-oriented retail component and a complimentary office component, located in higher growth MSAs within the continental United States ▪ Acquisition targets exhibit strong current in-place yields with a future potential for increased returns through a combination of vacancy lease-up, redevelopment or rolling in-place leases to higher market rental rates Monetization of Non-Income Producing Assets ▪ CTO has a number of legacy non-income producing assets (developable land, mitigation credits and mineral rights) that when monetized, will unlock meaningful equity to be redeployed into income producing assets that can drive higher cash flow and FFO per share Alpine Income Property Trust and Retained Net Lease Assets ▪ CTO seeded and externally manages Alpine Income Property Trust (NYSE: PINE), a pure play net lease REIT, which is a meaningful source of management fee income and dividend income through its direct investment of REIT shares and OP unit holdings ▪ CTO intends to monetize its remaining net lease properties at market pricing, creating attractive net investment spreads relative to where it is investing in multi-tenanted assets and resulting in an opportunity to grow PINE through direct asset sales from CTO to PINE REALTY GROWTH Targeting Multi- Tenant, Retail-Based, Value-Add Income Property Acquisitions Monetize Legacy Land, Mitigation Credits, Mineral Rights and Other Assets Monetize the Retained Net Lease Portfolio at Opportunistic Valuations Manage and Retain Ownership in Alpine REIT (NYSE:PINE)

© CTO Realty Growth, Inc. | ctoreit.com Real Estate Strategy CTO’s investment strategy is focused on generating relative outsized returns for our shareholders through a combination of accretive acquisitions and dispositions, asset-level value creation, acquiring at meaningful discounts to replacement cost, and sustainably growing organizational level cash flow. Diversified asset investment strategy Markets that project to have above-average job and population growth; states with favorable business climates Large single tenant asset portfolio identified for future disposition to fund new investments Primary focus on value-add retail and mixed-use properties with strong real estate fundamentals Seek properties with leasing or repositioning upside or highly stable assets with an identifiable opportunity to drive long-term, outsized risk-adjusted returns Acquiring at meaningful discounts to replacement cost and below market rents Miami Orlando Jacksonville Tampa Atlanta Nashville Charlotte Raleigh-Durham Washington, DC Dallas Houston Austin Denver Boulder Salt Lake City Las Vegas Reno Phoenix 6

© CTO Realty Growth, Inc. | ctoreit.com 56% 25% 17% 2% Retail Office Mixed Use Hotel Portfolio At A Glance 7 33% 67% Single-Tenant Multi-Tenant As of September 30, 2021. Percentages listed based on in-place cash rent as of September 30, 2021. (1) Source: Sites USA; Portfolio average weighted by the annualized base rent of each property. (2) MSA, or metropolitan statistical area, is the formal definition of a region that consists of a city and surrounding communities that are linked by social and economic factors, as established by the U.S. Office of Management and Budget. The names of the MSA have been shortened for ease of reference. (3) As ranked by Urban Land Institute & PWC in the ‘2021 Emerging Trends in Real Estate’ publication. Income Producing Property Jacksonville, FL 19% Dallas, TX 18% Atlanta, GA 14% Phoenix, AZ 9% Albuquerque, NM 9% Washington, DC 7% Tampa, FL 5% Salt Lake City, UT 4% Miami, FL 4% Las Vegas, NV 4% Austin, TX 2% Daytona Beach, FL 2% New York, NY 1% > 20% 10% - 20% 5% - 10% < 5% Denotes an MSA(2) with over one million people; Bold denotes a Top 30 ULI Market(3) % of Cash Base Rent By State 102,050 Portfolio Average 3-Mile Population(1) $110,010 Portfolio Average 3-Mile Household Income(1)

© CTO Realty Growth, Inc. | ctoreit.com Repositioning – Ashford Lane, Atlanta, GA 8 Acquired as Perimeter Place in 2020, with an opportunity to up-tier through targeted lease-up, an improved tenant mix and market repositioning ▪ High barrier-to-entry location with new residential projects, increasing density and 24- hour demand ▪ Near southeast corporate headquarters for UPS, State Farm, First Data, IHG and Mercedes Benz ▪ Daytime population over 126,000 in 3-mile radius; average household income of $125,000 ASHFORD LANE, ATLANTA, GA ASHFORD LANE, ATLANTA, GA ASHFORD LANE, ATLANTA, GA T H E H A L L

Ashford Lane, Atlanta, GA (Repositioning)


Ashford Lane will incorporate outdoor seating and eating areas, along with a number of new green spaces, including *The Lawn*, that will drive a more community-focused experience
SUPER TARGET
(Not Owned)
ROSS
Michaels
LAZBOY
FLATS
(Not Owned)
sweetgreen
TRUIST
(Not Owned)
Superica
The Lawn
C
5,962 SF
A
6,965 SF
TACO MAC RESTAURANT
HOBNOB RESTAURANT
EXISTING TENANT

Ashford Lane is being repositioned as a higher-end shopping and dining destination within a growing and relatively affluent submarket of Atlanta

- Signed 5,000 square feet of leases with Sweetgreen and Massage Envy
- Signed a new 6,200 square foot lease with the acclaimed Superica restaurant
- Signed 17,000 square foot lease with a food hall operator who will open in late-2021/early-2022
- Opportunity to deliver increased rental rates with higher-end tenants supported by new multi-family and office development
- Additional green space, outdoor seating and eating areas will support improved foot traffic and offer restaurant-focused amenities
- Currently negotiating letters of intent and forms of lease with a number of prospective tenants

© CTO Realty Growth, Inc. | ctoreit.com 9

© CTO Realty Growth, Inc. | ctoreit.com Crabby’s Oceanside Expansion, Daytona Beach, FL 10 ▪ Organic growth opportunity to expand existing footprint to create a “Tiki Bar” that better engages with the beach ▪ CTO to receive up to a double-digit yield on cost through base rent, with upside through percentage rent above a natural sales breakpoint ▪ Cost to CTO estimated to be between $1.0 million - $1.5 million ▪ Complimentary to the existing restaurant, which is experiencing record sales volume

© CTO Realty Growth, Inc. | ctoreit.com Land Joint Venture 11 Land Joint Venture Summary of Terms ▪ Contract value of remaining land held in the joint venture is $66.2 million ▪ CTO receives 90% of all proceeds once the JV Partner capital account is $0 and the preferred return is achieved ▪ Expected proceeds before taxes to CTO based on its interest in the land JV is approximately $25.6 million ▪ Closing anticipated to occur before year-end 2021 Under Contract

Assets & Capital Structure Components

CTO REALTY GROWTH

	Net Operating Income of Income Property Portfolio[1]	$37.0	$37.0	$37.0	$37.0	$37.0
÷	Capitalization Rate	6.50%	6.75%	7.00%	7.25%	7.50%
	Income Portfolio Value	$569.2	$548.1	$528.6	$510.3	$493.3
	Other Assets:					
+	Estimated Value for Subsurface Interests, Wholly Owned Excess Land, Loan Portfolio, Mitigation Credits and Other Assets	$32.0	$32.0	$32.0	$32.0	$32.0
+	Cash, Cash Equivalents & Restricted Cash	75.6	75.6	75.6	75.6	75.6
+	Anticipated Proceeds from Sale of Land JV Interest	25.6	25.6	25.6	25.6	25.6
+	Value of Shares & Units in Alpine Income Property Trust (PINE)[2]	37.5	37.5	37.5	37.5	37.5
+	Value of PINE Management Agreement[3]	8.6	8.6	8.6	8.6	8.6
	Other Assets Value	$179.3	$179.3	$179.3	$179.3	$179.3
	Total Implied Asset Value	**$748.5**	**$727.4**	**$707.9**	**$689.6**	**$672.6**
-	**Total Debt Outstanding**	**$235.7**	**$235.7**	**$235.7**	**$235.7**	**$235.7**
-	**Series A Preferred Equity[4]**	**$75.0**	**$75.0**	**$75.0**	**$75.0**	**$75.0**

As of September 30, 2021, or as otherwise noted; any differences a result of rounding.
Note: 5,960,912 shares outstanding as of September 30, 2021.

(1) Based on in-place net operating income of the existing income property portfolio assets as of September 30, 2021.
(2) Calculated on 2,039,644 common shares and partnership units CTO owns in PINE and PINE's September 30, 2021, closing stock price.
(3) Calculated using the trailing 24-month average management fee paid to CTO by PINE as of September 30, 2021, annualized by multiplying by twelve, and then multiplying by three to account for a termination fee multiple.
(4) Calculated on 3,000,000 Series A Preferred shares outstanding as of September 30, 2021, and a par value of $25.00 per share.

CTO NYSE © CTO Realty Growth, Inc. | ctoreit.com
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© CTO Realty Growth, Inc. | ctoreit.com Property Net Operating Income Growth Opportunity 13 As of September 30, 2021, or as otherwise noted; any differences a result of rounding. Note: 5,960,912 shares outstanding as of September 30, 2021. (1) Based on in-place net operating income as of September 30, 2021. (2) Calculated as $75.6 million cash, cash equivalents, restricted cash and outstanding borrowings, multiplied by an assumed investment yield. (3) Calculated using the Company forecasted value of Estimated Value for Subsurface Interests, Wholly Owned Excess Land, Loan Portfolio, Mitigation Credits and Other Assets plus Anticipated Proceeds from Sale of Land JV Interest on page 12 of this presentation, multiplied by an assumed investment yield. (4) Calculated as the actual management fees received by CTO in Q3 2021, multiplied by four to annualize the income stream. (5) Calculated as the actual dividends received by CTO in Q3 2021 from PINE, multiplied by four to annualize the income stream. (6) Calculated as net operating income generated by Investment of Cash and the Investment of Non-Income Producing Assets, multiplied by a 6.0x multiple, multiplied by an assumed investment yield. $37.0 $4.7 $4.0 $3.8 $2.1 $3.7 25.0 30.0 35.0 40.0 45.0 50.0 55.0 60.0 In-Place Property NOI Investment of Existing Cash Investment of Non-Income Producing Assets Annualized PINE Management Fee Annualized PINE Dividend Income Incremental Leverage Fully Invested NOI Opportunity $55.9 Opportunity to grow in-place income property NOI by more than 30% through the deployment of existing cash, monetization and redeployment of non-income producing assets, and utilization of incremental leverage supported by increased asset-level cash flow. (1) (2) (3) (4) (5) (6)

© CTO Realty Growth, Inc. | ctoreit.com 25.7% 8.2% 2.9% 1.5% (1.1%) (7.3%) (10.0%) (13.8%) (20.9%) -26.0% Relative Performance to the Peer Group 14 (1) Total Return information includes dividends reinvested in the respective security and is from Bloomberg for the period of January 1, 2020 through September 30, 2021. (2) Total Annual Compounded Return over the 10-year period is from Bloomberg and is measured from July 29, 2011 through July 30, 2021. CTO has been the best performing REIT of its peer group since the beginning of 2020 and still trades at a meaningful discount to net asset value and relative to the 2022E FFO multiple peer average. Total Return since January 1, 2020(1) 10.6% Total Annual Compounded Return over a 10- year period, ending on July 30, 2021(2) Relative Performance over the same period(2): 9.9% The St. Joe Land Company 9.8% RMZ; MSCI US REIT IDX 8.9% AvalonBay Communities 7.7% Regency Centers 6.3% Federal Realty Investment Trust 6.1% Kimco Realty Corporation 5.2% Simon Property Group 4.3% Boston Properties (0.6%) Vornado Realty Trust (1.1%) Wynn Resorts

© CTO Realty Growth, Inc. | ctoreit.com Peer Comparisons 15 21.4x 16.9x 15.3x 15.1x 14.5x 14.1x 12.6x 12.4x 12.2x 3.6% 3.2% 3.3% 5.8% 3.3% 5.0% 4.8% 7.4% 3.8% 2.50% 3.50% 4.50% 5.50% 6.50% 7.50% 8.50% 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 17.0x 18.0x 19.0x 20.0x 21.0x 22.0x (1) All 2022E FFO multiples and dividend yield information are based on the closing stock price on September 30, 2021, using annualized dividends and 2022E FFO per share estimates from the KeyBank The Leaderboard report dated October 22, 2021. CTO has an outsized dividend yield and very attractive valuation relative to its REIT peer group and recent retail-oriented M&A multiples (KRG/RPAI and KIM/WRI), implying significant valuation upside. 2022E FFO Multiple and Annualized Dividend Yield(1)

Balance Sheet



Debt Maturities
($ in millions)
$210 million of Total Revolving Credit Facility Commitments
$101.0
$101.0
$100.0
$100.0
$61.7
$65.0
2021
2022
2023
2024
2025
2026
2027
2028
2029
230
Fixed
Floating
Total Commitments

- More than $175 million of existing liquidity[1]
- No near-term debt maturities
- 29% net debt to total enterprise value (TEV)
- Minimal exposure to floating interest rates
- 100% of CTO's outstanding debt is unsecured

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
Revolving Credit Facility (Fixed)[2]	$100.0 million	30-Day LIBOR + [1.35% – 1.95%]	May 2023
Revolving Credit Facility (Floating)	9.0 million	30-Day LIBOR + [1.35% – 1.95%]	May 2023
2025 Convertible Senior Notes	61.7 million	3.88%	April 2025
2026 Term Loan (Fixed)[3]	65.0 million	30-Day LIBOR + [1.35% – 1.95%]	March 2026
Total Debt / Weighted-Average Interest Rate	**$235.7 million**		

All data as of September 30, 2021.
Any differences a result of rounding.
(1) Estimated liquidity is through a combination of revolving credit facility availability and existing cash and restricted cash.
(2) Effective March 31, 2020, the Company utilized an interest rate swap to fix LIBOR and achieve an interest rate of 0.73% plus the applicable spread on $100.0 million of the outstanding balance on the revolving credit facility.
(3) The Company utilized interest rate swaps on the $65.0 million 2026 Term Loan balance, including (i) its redesignation of the existing $50.0 million interest rate swap, entered into as of August 31, 2020, and (ii) a $15.0 million interest rate swap effective August 31, 2021, to fix LIBOR and achieve a weighted average fixed interest rate of 0.35% plus the applicable spread.

CTO NYSE

© CTO Realty Growth, Inc. | ctoreit.com

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© CTO Realty Growth, Inc. | ctoreit.com 2021 Guidance 17 $ and shares outstanding in millions, except per share data. Full-Year 2021 Guidance was provided in the Company’s Third Quarter 2021 Operating Results press release filed on October 28, 2021. Full- Year 2021 Variance to Prior Guidance Low High Low High Acquisition of Income Producing Assets $225 - $250 $50 - $25 Target Investment Initial Cash Yield 7.00% - 7.25% (0.25%) -(0.25%) Disposition of Assets $150 - $175 $25 - $25 Target Disposition Cash Yield 6.00% - 6.25% 0.25% -— FFO Per Diluted Share $3.75 - $3.85 $0.10 -— AFFO Per Diluted Share $4.10 - $4.20 $0.10 -— Weighted Average Diluted Shares Outstanding 6.0 - 6.0 —-— The Company has increased its outlook for 2021 to take into account the Company’s third quarter performance and the expected impact of the Company’s various investment activities and capital markets transactions. The Company’s outlook for 2021, which does not include any potential tax expense or tax benefit related to the Company’s retained ownership in the Land JV, assumes continued improvement in economic activity, stable or positive business trends related to each of our tenants, and other significant assumptions.

© CTO Realty Growth, Inc. | ctoreit.com Experienced Management Team CTO Realty Growth is led by an experienced management team with meaningful shareholder alignment, deep industry relationships and a strong long-term track record. 18 John P. Albright President & Chief Executive Officer ▪ Former Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company; Executive Director of Merchant Banking – Investment Management at Morgan Stanley; and Managing Director of Crescent Real Estate (NYSE: CEI) Daniel E. Smith Senior Vice President, General Counsel & Corporate Secretary ▪ Former Vice President and Associate General Counsel of Goldman Sachs & Co. and Senior Vice President and General Counsel of Crescent Real Estate (NYSE: CEI) Lisa M. Vorakoun Vice President & Chief Accounting Officer ▪ Former Assistant Finance Director for the City of DeLand, Florida and Audit Manager for James Moore & Company, an Accounting and Consulting Firm Helal A. Ismail Vice President – Investments ▪ Former Associate of Jefferies Real Estate Gaming and Lodging Investment Banking and Manager at B-MAT Homes, Inc. Matthew M. Partridge Senior Vice President, Chief Financial Officer & Treasurer ▪ Former Chief Operating Officer and Chief Financial Officer of Hutton; Executive Vice President, Chief Financial Officer and Secretary of Agree Realty Corporation (NYSE: ADC); and Vice President of Finance for Pebblebrook Hotel Trust (NYSE: PEB) Steven R. Greathouse Senior Vice President & Chief Investment Officer ▪ Former Director of Finance for N3 Real Estate; Senior Associate of Merchant Banking – Investment Management at Morgan Stanley; and Senior Associate at Crescent Real Estate (NYSE: CEI) E. Scott Bullock Vice President – Real Estate ▪ Former Managing Director of Corporate Development for International Speedway Corporation; Senior Development Manager of Crescent Resources LLC; Development Manager of Pritzker Realty Group, L.P.; and Project Engineer for Walt Disney Imagineering

© CTO Realty Growth, Inc. | ctoreit.com Corporate Responsibility CTO Realty Growth is committed to sustainability, strong corporate governance, and meaningful corporate social responsibility programs. 19 Social Responsibility Inclusive and Supportive Company Culture ▪ Dedicated to an inclusive and supportive office environment filled with diverse backgrounds and perspectives, with a demonstrated commitment to financial, mental and physical wellness Notable Community Outreach ▪ Numerous and diverse community outreach programs, supporting environmental, artistic, civil and social organizations in the community Corporate Governance ▪ Independent Chairman of the Board and 5 of 6 Directors classified as independent ▪ Annual election of all Directors ▪ Annual Board of Director evaluations ▪ Board oversees risk assessment/management, with oversight for specific areas of risk delegated to Board committees ▪ Stock ownership requirements for all Executive Management and Directors ▪ Prohibition against hedging and pledging CTO Realty Growth stock ▪ Robust policies and procedures for approval of related party transactions ▪ All team members adhere to a comprehensive Code of Business Conduct and Ethics policy Environmental Responsibility Committed Focus & Targeted Investment ▪ Committed to maintaining an environmentally conscious culture, the utilization of environmentally friendly & renewable products, and the promotion of sustainable business practices. Notable achievements: • Formed a conservation mitigation bank on approximately 2,500 acres of land, resulting in the land being barred from development permanently preserved • Invested in LED lighting, recycling and waste reduction strategies, programmable thermostats, energy management systems in our office and/or at our owned properties • Conveyed over 11,000 acres of land to the State of Florida to significantly enlarge the neighboring Tiger Bay State Forest Tenant Alignment ▪ Alignment with environmentally aware tenants who have strong sustainability programs and initiatives embedded into their corporate culture and business practices

REALTY GROWTH NYSE: CTO Appendix

© CTO Realty Growth, Inc. | ctoreit.com Schedule of Properties 21 Property Market Asset Type Property Type Square Feet Occupancy % of ABR The Shops at Legacy – Plano, TX Dallas, TX Multi-Tenant Mixed Use 236,867 85% 16% Ashford Lane – Atlanta, GA Atlanta, GA Multi-Tenant Retail 269,682 76% 14% The Strand – Jacksonville, FL Jacksonville, FL Multi-Tenant Retail 204,552 93% 11% Crossroads Towne Center – Chandler, AZ Phoenix, AZ Multi-Tenant Retail 244,711 98% 10% Fidelity – Albuquerque, NM Albuquerque, NM Single Tenant Office 210,067 100% 8% 245 Riverside – Jacksonville, FL Jacksonville, FL Multi-Tenant Office 136,855 77% 6% The Carpenter Hotel – Austin, TX Austin, TX Single Tenant Hospitality 73,508 100% 6% Sabal Pavilion – Tampa, FL Tampa, FL Single Tenant Office 120,500 100% 5% Jordan Landing – West Jordan, UT Salt Lake City, UT Multi-Tenant Retail 170,996 100% 4% Westland Gateway Plaza – Hialeah, FL Miami, FL Single Tenant Retail 108,029 100% 4% As of September 30, 2021 or as otherwise noted; any differences a result of rounding. Blue shading denotes a ground lease property or a property that has parcels that are ground leased, where the Company owns the land, and the tenant owns the building and the improvements and leases the land from the Company.

© CTO Realty Growth, Inc. | ctoreit.com Schedule of Properties 22 Property Market Asset Type Property Type Square Feet Occupancy % of ABR General Dynamics – Reston, VA Washington, DC Single Tenant Office 64,319 100% 4% 24 Hour Fitness – Falls Church, VA Washington, DC Single Tenant Retail 46,000 100% 4% Eastern Commons SC – Henderson, NV Las Vegas, NV Multi-Tenant Retail 133,304 96% 3% Landshark Bar & Grill – Daytona Beach, FL Daytona Beach, FL Single Tenant Retail 6,264 100% 2% Westcliff Center – Fort Worth, TX Dallas, TX Multi-Tenant Retail 136,185 60% 1% Party City – Oceanside, NY New York, NY Single Tenant Retail 15,500 100% 1% Chuy’s – Jacksonville, FL Jacksonville, FL Single Tenant Retail 7,950 100% < 1% Firebirds – Jacksonville, FL Jacksonville, FL Single Tenant Retail 6,948 100% < 1% Crabby’s Oceanside – Daytona Beach, FL Daytona Beach, FL Single Tenant Retail 5,780 100% < 1% As of September 30, 2021 or as otherwise noted; any differences a result of rounding. Blue shading denotes a ground lease property or a property that has parcels that are ground leased, where the Company owns the land, and the tenant owns the building and the improvements and leases the land from the Company.

© CTO Realty Growth, Inc. | ctoreit.com The Shops at Legacy, Plano, TX 23

© CTO Realty Growth, Inc. | ctoreit.com Ashford Lane, Atlanta, GA 24

© CTO Realty Growth, Inc. | ctoreit.com Crossroads Town Center, Chandler, AZ 25

© CTO Realty Growth, Inc. | ctoreit.com The Strand, Jacksonville, FL 26

© CTO Realty Growth, Inc. | ctoreit.com Fidelity Office Complex, Albuquerque, NM 27

© CTO Realty Growth, Inc. | ctoreit.com 245 Riverside Office Building, Jacksonville, FL 28

© CTO Realty Growth, Inc. | ctoreit.com The Carpenter Hotel, Austin, TX (Ground Lease) 29

© CTO Realty Growth, Inc. | ctoreit.com Sabal Pavilion (Ford Motor Credit), Tampa, FL 30

© CTO Realty Growth, Inc. | ctoreit.com Jordan Landing, West Jordan, UT 31

© CTO Realty Growth, Inc. | ctoreit.com Eastern Commons, Henderson, NV 32

© CTO Realty Growth, Inc. | ctoreit.com Forward Looking Statements 33 Certain statements contained in this presentation (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words. Although forward-looking statements are made based upon management’s present expectations and reasonable beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; the ultimate geographic spread, severity and duration of pandemics such as the recent outbreak of the novel coronavirus, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE or the venture formed when the Company sold its controlling interest in the entity that owned the Company’s remaining land portfolio, of which the Company has a retained interest; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this presentation to reflect subsequently occurring events or circumstances. References in this presentation: ▪ All information is as of September 30, 2021, unless otherwise noted. ▪ Annualized straight-line Base Rent (“ABR” or “Rent”) and the statistics based on ABR are calculated based on our current portfolio as of September 30, 2021 and represent straight-line rent calculated in accordance with GAAP. ▪ Dividends, subject to the required dividends to maintain our qualification as a REIT, are set by the Board of Directors and declared on a quarterly basis and there can be no assurances as to the likelihood or amount of dividends in the future. ▪ A credit rated, or investment grade rated tenant (rating of BBB-, Baa3 or NAIC-2 or higher) is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Associated of Insurance Commissioners (NAIC). ▪ Contractual Base Rent (“CBR”) represents the amount owed to the Company under the terms of its lease agreements at the time referenced. Non-GAAP Financial Measures Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of mitigation credits, impact fee credits, subsurface sales, and the land sales gains included in discontinued operations. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. Investor Inquiries: Matthew M. Partridge Senior Vice President, Chief Financial Officer and Treasurer (386) 944-5643 mpartridge@ctoreit.com

Non-GAAP Financial Measures Reconciliation

CTO REALTY GROWTH

CTO Realty Growth, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share, per share and dividend data)

	Three Months Ended		Nine Months Ended	
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues				
Income Properties	$ 13,734	$ 12,933	$ 36,757	$ 35,409
Management Fee Income	940	683	2,361	2,080
Interest Income from Commercial Loan and Master Lease Investments	726	413	2,136	2,300
Real Estate Operations	1,177	543	4,318	631
Total Revenues	16,577	14,572	45,572	40,420
Direct Cost of Revenues				
Income Properties	(3,984)	(3,592)	(9,688)	(8,273)
Real Estate Operations	(252)	(1,682)	(867)	(3,263)
Total Direct Cost of Revenues	(4,236)	(5,274)	(10,555)	(11,536)
General and Administrative Expenses	(2,680)	(3,341)	(8,477)	(8,604)
Impairment Charges	—	—	(16,527)	(1,905)
Depreciation and Amortization	(5,567)	(4,761)	(15,428)	(14,334)
Total Operating Expenses	(12,483)	(13,376)	(50,987)	(36,379)
Gain on Disposition of Assets	22,666	289	28,106	7,365
Gain (Loss) on Extinguishment of Debt	—	—	(641)	1,141
Other Gains and Income	22,666	289	27,465	8,506
Total Operating Income	26,760	1,485	22,050	12,547
Investment and Other Income (Loss)	(797)	(1,030)	8,438	(5,746)
Interest Expense	(1,986)	(2,478)	(6,851)	(8,384)
Income (Loss) from Operations Before Income Tax Benefit (Expense)	23,977	(2,023)	23,637	(1,583)
Income Tax Benefit (Expense)	(30)	501	4,371	410
Net Income (Loss) Attributable to the Company	$ (23,947)	$ (1,522)	$ 28,008	$ (1,173)
Distributions to Preferred Stockholders	(1,129)	—	(1,129)	—
Net Income (Loss) Attributable to Common Stockholders	$ 22,818	$ (1,522)	$ 26,879	$ (1,173)
Per Share Information:				
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$ 3.87	$ (0.33)	$ 4.56	$ (0.25)
Weighted Average Number of Common Shares:				
Basic	5,901,095	4,654,329	5,892,900	4,673,049
Diluted	5,901,095	4,654,329	5,892,900	4,673,049
Dividends Declared and Paid – Common Stock	$ 1.00	$ 0.40	$ 3.00	$ 0.90
Dividends Declared and Paid – Preferred Stock	$ 0.3763	$ —	$ —	$ —

CTO NYSE © CTO Realty Growth, Inc. | ctoreit.com

34

Non-GAAP Financial Measures Reconciliation

CTO REALTY GROWTH

CTO Realty Growth, Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended	
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income (Loss) Attributable to the Company	$ 23,947	$ (1,522)	$ 28,008	$ (1,173)
Depreciation and Amortization	5,567	4,761	15,428	14,334
Gains on Disposition of Assets	(22,666)	(289)	(28,106)	(7,365)
Losses (Gains) on the Disposition of Other Assets	(974)	1,119	(3,549)	2,540
Impairment Charges, Net	—	—	12,474	1,905
Unrealized (Gain) Loss on Investment Securities	1,326	1,448	(6,894)	7,098
Funds from Operations	$ 7,200	$ 5,517	$ 17,361	$ 17,339
Distributions to Preferred Stockholders	(1,129)	—	(1,129)	—
Funds from Operations Attributable to Common Stockholders	$ 6,071	$ 5,517	$ 16,232	$ 17,339
Adjustments:				
Straight-Line Rent Adjustment	(669)	(670)	(1,844)	(1,810)
COVID-19 Rent Repayments (Deferrals), Net	84	(217)	738	(1,368)
Amortization of Intangibles to Lease Income	(86)	(434)	(820)	(1,352)
Contributed Leased Assets Accretion	(38)	(43)	(197)	(130)
Loss (Gain) on Extinguishment of Debt	—	—	641	(1,141)
Amortization of Discount on Convertible Debt	322	307	951	1,067
Non-Cash Compensation	734	617	2,434	2,135
Non-Recurring G&A	—	953	155	1,055
Amortization of Deferred Financing Costs to Interest Expense	120	115	444	338
Accretion of Loan Origination Fees	—	(7)	(1)	(164)
Non-Cash Imputed Interest	(116)	(105)	(330)	(311)
Adjusted Funds from Operations Attributable to Common Stockholders	$ 6,422	$ 6,033	$ 18,403	$ 15,658
FFO per common share – diluted	$ 1.03	$ 1.19	$ 2.75	$ 3.71
AFFO per common share – diluted	$ 1.09	$ 1.30	$ 3.12	$ 3.35

CTO NYSE © CTO Realty Growth, Inc. | ctoreit.com 35

REALTY GROWTH NYSE: CTO CRABBY’S OCEANSIDE & LANDSHARK BAR & GRILL, DAYTONA BEACH, FL